Exhibit 99.1

COMPUTER SOFTWARE INNOVATIONS, INC. ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS

Easley, SC – (MARKET WIRE) – November 14, 2011 – Computer Software Innovations, Inc. (OTCBB: CSWI), CSI Technology Outfitters(TM) (“CSI”) today announced its financial results for the third quarter and nine months ended September 30, 2011.

Financial Highlights:

•	Revenues for Q3 2011 Increased 19% over Q3 2010 to $17.3 Million;

•	Operating Income for Q3 2011 Increased 9% over Q3 2010 to $0.8 Million;

•	Net Income for Q3 2011 increased 105% over Q3 2010 to $0.8 Million;

•	EBITDA for Q3 2011 increased 7% over Q3 2010 to $1.4 Million;

“We are pleased with our third quarter results as we were able to see growth in revenues and income, with our Technology Solutions Segment having a particularly strong quarter.” said Nancy Hedrick, CEO of CSI. “Our Financial Management Applications Segment continues to see an improvement in overall revenue and has a healthy backlog of activity for the upcoming quarters. We are continuing to invest in our Cloud Services Segment and, although revenue was improved over last year, this segment is not yet profitable. We do have numerous Cloud Services implementations underway and expect to have continued revenue growth in this segment in the months ahead.”

Financial Results:

Three Month Financial Results for the Period Ended September 30, 2011

CSI posted revenues of approximately $17.3 million for the third quarter of 2011, an increase of $2.8 million, or 19% compared to the third quarter of 2010. The revenue increase was due to a $2.6 million increase in Technology Solutions Segment revenues and a $0.1 million increase in both the Financial Management Applications Segment and Cloud Services Segment revenues.

CSI’s gross profit for the third quarter of 2011 was $3.4 million, an increase of $0.4 million, or 13%, compared to the same period of the prior year. The increase was due to a $0.6 million increase from the Technology Solutions Segment, partially offset by a $0.2 million decrease from the Cloud Services Segment, while gross profit for the Financial Management Applications segment was relatively flat.

CSI’s operating income for the third quarter of 2011 was $0.8 million, an increase of $0.1 million, or 9%, compared to the same period of the prior year. The increase in operating income came from the increase in gross profit, partially offset by an increase in operating expenses, particularly selling expenses.

Net income for the third quarter of 2011 was approximately $0.8 million, or $0.12 earnings per basic share and $0.06 earnings per diluted share, compared to a net income of approximately $0.4 million, or $0.06 earnings per basic share and $0.03 earnings per diluted share for the same period of the prior year. The increase in net income was due to the increase in operating income and reduced income tax expense.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of 2011 was approximately $1.4 million, an increase of $0.1 million, or 7%, compared to the same period of the prior year. The increase in EBITDA was primarily due to the increase in operating income compared to the prior year. (EBITDA is a non-GAAP financial measure. See reconciliation to GAAP measure net income which follows below.)

Nine Month Financial Results for the Period Ended September 30, 2011

CSI posted revenues of approximately $40.8 million for the nine months ended September 30, 2011, a decrease of $0.5 million or 1% compared to the same period of the prior year. The revenue decrease was due to a $0.4 million decrease in Technology Solutions Segment revenues and a $0.3 million decrease in Financial Management Applications Segment revenues. These decreases were partially offset by a $0.2 million increase in Cloud Services revenues.

CSI’s gross profit for the nine months ended September 30, 2011 was $8.1 million, a decrease $0.3 million, or 4%, compared to the same period of the prior year. The decrease was due to a $0.5 million decrease from the Financial Management Applications Segment and a $0.4 million decrease from the Cloud Services Segment, partially offset by a $0.6 million increase from the Technology Solutions Segment.

CSI’s operating income for the nine months ended September 30, 2011 was $0.5 million, a decrease of $0.7 million, or 59%, compared to the same period of 2010. The decrease in operating results came from the decrease in gross profit and increase in operating expenses, particularly selling expenses.

CSI’s net income for the nine months ended September 30, 2011 was approximately $0.4 million or $0.06 earnings per basic share and $0.03 earnings per diluted share, compared to a net income of approximately $0.5 million, or $0.08 earnings per basic share and $0.04 earnings per diluted share for the same period of the prior year. The decrease was due to the decrease in operating results, partially offset by reduced interest expense and reduced income tax expense.

EBITDA for the nine months ended September 30, 2011 was approximately $2.2 million, a decrease of $0.7 million, or 25%, compared to the same period of 2010. The decrease in EBITDA was primarily due to the decrease in operating income compared to the prior year. (EBITDA is a non-GAAP financial measure. See reconciliation to GAAP measure net income which follows below.)

Conference Call Reminder for Today

The Company will host a conference call today, Monday, November 14, 2011 at 4:15 p.m. Eastern Standard Time to discuss the Company’s financial and operational results for third quarter of 2011, which ended September 30, 2011.

Conference Call Details

Date: Monday, November 14, 2011

Time: 4:15 p.m. (EST)

Dial-in Number: 1-877-941-8416

International Dial-in Number: 1-480-629-9808

It is recommended that participants phone-in approximately 5 to 10 minutes prior to the start of the 4:15 p.m. call. A replay of the conference call will be available approximately three hours after the completion of the call for 30 days, until December 14, 2011. To listen to the replay, dial 1-877-870-5176 if calling within the U.S., 1-858-384-5517 if calling internationally and enter the pass code 4486135.

The call is also being webcast and may be accessed at CSI’s website at www.csioutfitters.com. The webcast will be archived and accessible until December 14, 2011 on the Company website.

About Computer Software Innovations, Inc.

CSI provides software and technology solutions to public sector markets. CSI software solutions have established the Company as a major software provider in the southeast education market including through its award winning financial management solutions for the education and local government market sectors. CSI’s Version3 products, which include identity and access management and cloud based communication and collaboration solutions, expand CSI’s presence throughout the US. The CSI@K12 Education Cloud provides the education community with enterprise class, hosted voice, hosted email and hosted web solutions.

The CSI 21st Century Connected School solution has established the Company as a major technology provider to the southeast education market. CSI 21st Century Connected School is a seamless integration of instruction, collaboration, and network solutions. CSI financial management applications and the 21st Century Connected School solutions have been a significant factor in nearly doubling company revenue in the past four years to over $50 million and increasing education revenue contribution to approximately 90% of total revenue.

The CSI solution portfolio encompasses proprietary financial management software specialized for the public sector, lesson planning and identity and access management software, cloud-based communication and collaboration solutions, SharePoint development, network infrastructure and end device solutions, IP telephony and IP convergence applications, network management solutions and managed services, and interactive classroom technologies. More information about CSI (OTCBB: CSWI.OB) is available at www.csioutfitters.com

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Amounts in thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
REVENUES
Financial Management Applications Segment	$3,526	$3,381	$10,184	$10,472
Cloud Services Segment	277	214	866	698
Technology Solutions Segment	13,471	10,871	29,787	30,121

Net sales and service revenue	17,274	14,466	40,837	41,291

COST OF SALES
Financial Management Applications Segment
Cost of sales, excluding depreciation, amortization and capitalization	2,116	1,887	6,053	5,633
Depreciation	31	30	86	88
Amortization of capitalized software costs	289	306	787	843
Capitalization of software costs	(320)	(302)	(914)	(783)

Total Financial Management Applications Segment cost of sales	2,116	1,921	6,012	5,781

Cloud Services Segment
Cost of sales, excluding depreciation, amortization and capitalization	672	433	1,846	1,418
Depreciation	75	19	180	38
Amortization of capitalized software costs	116	81	252	242
Capitalization of software costs	(189)	(113)	(522)	(487)

Total Cloud Services Segment cost of sales	674	420	1,756	1,211

Technology Solutions Segment
Cost of sales, excluding depreciation	11,055	9,081	24,935	25,826
Depreciation	24	28	71	76

Total Technology Solutions Segment cost of sales	11,079	9,109	25,006	25,902

Total cost of sales	13,869	11,450	32,774	32,894

Gross profit	3,405	3,016	8,063	8,397

OPERATING EXPENSES
Research and development	17	45	69	122
Selling costs	1,324	1,154	3,763	3,363
Marketing costs	137	118	440	387
Stock based (non-employee wage) compensation	7	8	22	49
Professional and legal public company compliance costs	157	66	386	385
Depreciation and amortization	100	134	308	434
Other general and administrative expenses	864	755	2,596	2,496

Total operating expenses	2,606	2,280	7,584	7,236

Operating income	799	736	479	1,161

OTHER EXPENSE
Interest expense	(49)	(54)	(137)	(201)
Loss on disposal of property and equipment	—	—	—	(2)

Other expense	(49)	(54)	(137)	(203)

Income before income taxes	750	682	342	958
INCOME TAX EXPENSE (BENEFIT)	(44)	295	(82)	443

NET INCOME	$794	$387	$424	$515

BASIC EARNINGS PER SHARE	$0.12	$0.06	$0.06	$0.08

DILUTED EARNINGS PER SHARE	$0.06	$0.03	$0.03	$0.04

WEIGHTED AVERAGE SHARES OUTSTANDING:
— Basic	6,577	6,522	6,565	6,490

— Diluted	13,641	13,912	13,629	13,889

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	September 30, 2011 (Unaudited)	December 31, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$1,578
Accounts receivable, net	11,266	8,681
Inventories	2,283	558
Prepaid expenses	261	159
Income taxes receivable	313	284

Total current assets	14,123	11,260

PROPERTY AND EQUIPMENT, net	1,381	1,033
COMPUTER SOFTWARE COSTS, net	3,243	2,844
GOODWILL	2,431	2,431
OTHER INTANGIBLE ASSETS, net	2,206	2,359
DEFERRED TAX ASSET	26	—

Total assets	$23,410	$19,927

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,155	$2,600
Deferred revenue	6,674	8,014
Deferred tax liability	886	693
Bank line of credit	3,187	—
Current portion of notes payable	466	456
Current portion of subordinated notes payable to shareholders	64	58

Total current liabilities	15,432	11,821

LONG-TERM DEFERRED TAX LIABILITY, net	—	226
NOTES PAYABLE, less current portion	268	618
SUBORDINATED NOTES PAYABLE TO SHAREHOLDERS, less current portion	719	783

Total liabilities	16,419	13,448

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock - $0.001 par value; 15,000 shares authorized; 6,740 shares issued and outstanding	7	7
Common stock - $0.001 par value; 40,000 shares authorized; 6,584 and 6,541 shares issued and outstanding, respectively	7	7
Additional paid-in capital	9,373	9,249
Accumulated deficit	(2,276)	(2,700)
Unearned stock compensation	(120)	(84)

Total shareholders’ equity	6,991	6,479

Total liabilities and shareholders’ equity	$23,410	$19,927

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(UNAUDITED)

(Amounts in thousands)	Common Stock	Preferred Stock	Additional Paid-In Capital	Accumulated Deficit	Unearned Stock Compensation	Total
Balances at December 31, 2010	$7	$7	$9,249	$(2,700)	$(84)	$6,479
Common stock based compensation	—	—	22	—	—	22
Issuance of stock options	—	—	102	—	(102)	—
Stock option based compensation	—	—	—	—	66	66
Net income for the nine months ended September 30, 2011	—	—	—	424	—	424

Balances at September 30, 2011	$7	$7	$9,373	$(2,276)	$(120)	$6,991

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Amounts in thousands)	Nine Months Ended
	September 30, 2011	September 30, 2010
OPERATING ACTIVITIES
Net income	$424	$515
Adjustments to reconcile net income to net cash (used for) provided by operating activities
Depreciation and amortization	1,684	1,721
Stock compensation expense, net	88	93
Deferred income taxes	(59)	168
Loss on disposal of property and equipment	—	2
Changes in deferred and accrued amounts
Accounts receivable	(2,585)	(1,107)
Inventories	(1,725)	1,711
Prepaid expenses	(102)	(51)
Accounts payable	1,555	1,077
Deferred revenue	(1,340)	(2,230)
Income taxes receivable/payable	(29)	(11)

Net cash (used for) provided by operating activities	(2,089)	1,888

INVESTING ACTIVITIES
Purchases of property and equipment	(842)	(604)
Capitalization of computer software	(1,436)	(1,285)

Net cash used for investing activities	(2,278)	(1,889)

FINANCING ACTIVITIES
Net borrowings under line of credit	3,187	1,241
Repayments of notes payable	(398)	(1,245)
Proceeds from exercise of stock options and warrants	—	5

Net cash provided by financing activities	2,789	1

Net change in cash and cash equivalents	(1,578)	—
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,578	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$134	$199
Income Taxes	$7	$287

Non-GAAP Financial Measure: Explanation and Reconciliation of EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure used by management, lenders and certain investors as a supplemental measure in the evaluation of some aspects of a corporation’s financial position and core operating performance. Investors sometimes use EBITDA as it allows for some level of comparability of profitability trends between those businesses differing as to capital structure and capital intensity by removing the impacts of depreciation and amortization. EBITDA also does not include changes in major working capital items such as receivables, inventory and payables, which can also indicate a significant need for, or source of, cash. Since decisions regarding capital investment and financing and changes in working capital components can have a significant impact on cash flow, EBITDA is not a good indicator of a business’s cash flows. We use EBITDA for evaluating the relative underlying performance of the Company’s core operations and for planning purposes, including a review of this indicator and discussion of potential targets in the preparation of annual operating budgets. We calculate EBITDA by adjusting net income or loss to exclude net interest expense, income tax expense or benefit, depreciation and amortization, thus the term “Earnings Before Interest, Taxes, Depreciation and Amortization” and the acronym “EBITDA.”

EBITDA is presented as additional information because management believes it to be a useful supplemental analytic measure of financial performance of our core business, and as it is frequently requested by sophisticated investors. However, management recognizes it is no substitute for GAAP measures and should not be relied upon as an indicator of financial performance separate from GAAP measures (as discussed further below).

“Adjusted EBITDA” or “Financing EBITDA” is a non-GAAP financial measure used in our calculation and determination of compliance with debt covenants related to our bank credit facilities. Adjusted EBITDA is also used as a representation as to how EBITDA might be adjusted by potential lenders for financing decisions and our ability to service debt. However, such decisions would not exclude those other items impacting cash flow which are excluded from EBITDA, as noted above. Adjusted EBITDA is defined as net income or loss adjusted for net interest expense, income tax expense or benefit, depreciation, amortization, and also certain additional items allowed to be excluded from our debt covenant calculation including other non-cash items such as operating non-cash compensation expense (such as stock-based compensation), and the Company’s initial reorganization or restructuring related costs, unrealized gain or loss on financial instrument (non-cash related) and gain or loss on the disposal of fixed assets. While we evaluate the Company’s performance against debt covenants on this basis, investors should not presume the excluded items to be one-time costs. If the Company were to enter into additional capital transactions, for example, in connection with a significant acquisition or merger, similar costs could reoccur. In addition, the ongoing impact of those costs would be considered in, and potential financings based on, projections of future operating performance which would include the impact of financing such costs.

We believe the presentation of Adjusted EBITDA is important as an indicator of our ability to obtain additional financing for the business, not only for working capital purposes, but particularly as acquisitions are anticipated as a part of our growth strategy. Accordingly, a significant part of our success may rely on our ability to finance acquisitions.

When evaluating EBITDA and Adjusted EBITDA, investors should consider, among other things, increasing and decreasing trends in both measures and how they compare to levels of debt and interest expense, ongoing investing activities, other financing activities and changes in working capital needs. Moreover, these measures should not be construed as alternatives to net income (as an indicator of operating performance) or cash flows (as a measure of liquidity) as determined in accordance with GAAP.

While some investors use EBITDA to compare between companies with different investment and capital structures, all companies do not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the EBITDA and Adjusted EBITDA measures presented below may not be comparable to similarly titled measures of other companies.

A reconciliation of Net Income reported under GAAP to EBITDA and Adjusted (Financing) EBITDA is provided below:

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Reconciliation of net income per GAAP to EBITDA and Adjusted (Financing) EBITDA:
Net income per GAAP	$794	$387	$424	$515
Adjustments:
Income tax expense (benefit)	(44)	295	(82)	443
Interest expense, net	49	54	137	201
Depreciation and amortization of property and equipment and intangible assets (excluding Software development)	230	211	645	636
Amortization of software development costs	405	387	1,039	1,085

EBITDA	$1,434	$1,334	$2,163	$2,880

Adjustments to EBITDA to exclude those items excluded in loan covenant calculations:
Stock based compensation (non-cash portion)	7	8	22	49

Adjusted (Financing) EBITDA	$1,441	$1,342	$2,185	$2,929

Forward-Looking and Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases “may,” “could,” “should,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “predict,” “project” or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operations and results of our software and systems integration businesses also may be subject to the effects of other risks and uncertainties, including, but not limited to:

•	a reduction in anticipated sales;

•	an inability to perform customer contracts at anticipated cost levels;

•	our ability to otherwise meet the operating goals established by our business plan;

•	market acceptance of our new software, technology and services offerings;

•	an economic downturn; and

•	changes in the competitive marketplace and/or customer requirements.

Company Contact: David Dechant

Computer Software Innovations, Inc.

(864) 855-3900

ddechant@csioutfitters.com